Exhibit 10.1

SOLV Energy, Inc.

2026 Equity Incentive Plan

Form of Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between SOLV Energy, Inc., a Delaware corporation (the “Company”), and _________________ (the “Participant”), effective as of ______________ (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the SOLV Energy, Inc. 2026 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to receive Common Stock upon the settlement of stock units on the terms and conditions set forth in the Plan and this Agreement (“Restricted Stock Units”).

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.	Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, ____ Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement.

2.

Vesting. Twenty-five percent (25%) of the Restricted Stock Units shall vest on each of the first four anniversaries of the Date of Grant, subject to the Participant’s continued Service through the applicable vesting date.

3.	Forfeiture and Acceleration.

(a)

Termination of Service. Except as set forth in Section 3(b), upon termination of the Participant’s Service for any reason or no reason, any then unvested Restricted Stock Units will be forfeited immediately, automatically and without consideration. Without limiting the generality of the foregoing, the Restricted Stock Units and the shares of Common Stock deliverable under this Agreement will continue to be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan.

(b)

Change in Control. Upon termination of the Participant’s Service by the Company without Cause upon or within twenty-four (24) months following a Change in Control, all outstanding Restricted Stock Units shall vest on the date of the Participant’s termination of Service.

4.	Payment

(a)

Settlement. The Company shall deliver to the Participant within sixty (60) days following the vesting date of the Restricted Stock Units, a number of shares of Common Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2. No fractional shares of Common Stock shall be delivered. The Company may deliver such shares of Common Stock either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares to be issued in respect of the Restricted Stock Units, registered in the name of the Participant.

(b)

Withholding Requirements. The Company shall have the right to deduct or withhold from any shares of Common Stock deliverable under this Agreement, or in its discretion to require the Participant to remit to the Company, amounts necessary to satisfy all federal, state and local taxes required to be withheld in connection with the settlement of the Restricted Stock Units. In addition, subject to Section 16 of the Exchange Act, the Company may cause withholding to be satisfied through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the withholding amount, which shall be subject to any terms and conditions imposed by the Committee.

5.	Miscellaneous Provisions

(a)

Rights of a Shareholder; Dividend Equivalents. Prior to settlement of the Restricted Stock Units in shares of Common Stock, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any shares of Common Stock underlying the Restricted Stock Units. If cash dividends or other cash distributions are paid in respect of the shares of Common Stock underlying unvested Restricted Stock Units, then a dividend equivalent equal to the amount paid in respect of one share of Common Stock shall accumulate and be paid with respect to each unvested Restricted Stock Unit at time of settlement; provided that any dividend equivalent rights granted shall be subject to the same vesting terms as the related Restricted Stock Units.

(b)

Transfer Restrictions. The shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject (including but not limited to the Company’s Insider Trading Policy), and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)

Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 15.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection and Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(d)

Adjustments. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.4 of the Plan, the Restricted Stock Units may be adjusted in accordance with Section 4.4 of the Plan.

(e)

No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(f)

Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)

Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(h)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(i)

Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(j)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(k)

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(l)

Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail. The Participant understands they have a right to consult with counsel and have been afforded the opportunity to consult with an attorney to the extent they wish to do so.

(m)

Compensation. The Participant agrees that this Award and the shares of Common Stock provided for herein shall not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

(n)	Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement as of the dates set forth below.

PARTICIPANT	SOLV ENERGY, INC.

By:	By:
Date:	Date: